Exhibit 99.1

        Harleysville Group Reports Third Quarter 2007 Results

    Third quarter highlights:

    --  Record operating income of $0.83 per share, up 20 percent

    -- Statutory combined ratio(1) improves by 2.6 points to 95.9 percent

    --  Operating return on equity grows to 14.0 percent

    -- Book value increases by 10 percent from one year ago to $23.81 per share

    -- Repurchased 955,000 shares of common stock at a total cost of $31 million

    -- Recognized by InformationWeek as a leading technology innovator

    HARLEYSVILLE, Pa.--(BUSINESS WIRE)--October 31, 2007--Harleysville Group Inc. (NASDAQ:HGIC) today reported record diluted operating income of $0.83 per share for the third quarter of 2007, compared to $0.69 per share in the third quarter of 2006. For the nine-month periods, the company reported diluted operating income of $2.34 per share in 2007 and $1.94 per share in 2006. In 2007, nine-month operating income includes a benefit of $0.06 per share resulting from the gain on the company's sale of its office building in Traverse City, Mich., during the second quarter. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments, and the cumulative effect of an accounting change, net of income tax.

    "Harleysville Group delivered another strong financial performance in the third quarter, as we posted our 11th straight quarter of double-digit percentage growth in operating income," commented Michael
L. Browne, Harleysville Group's president and chief executive officer. "Our operating earnings per share increased by 20 percent to a record $0.83, and our third quarter statutory combined ratio improved by 2.6 points to 95.9 percent. With that improvement in underwriting profitability, our GAAP operating return on equity also grew to 14.0 percent. At the same time, we continue to maintain our solid capital base and strong balance sheet, a modest debt-to-capital ratio of 14 percent(2), a high-quality investment portfolio, and a premium-to-surplus ratio of 1.3 to 1.

    "From an operations perspective, our use of predictive modeling puts us in a strong competitive position," Browne continued. "A disciplined approach to underwriting is critically important, and predictive modeling provides us with a powerful tool to compete effectively for the quality business opportunities our agents bring to us. On the technology front, we have successfully launched our new commercial and personal lines policy administration systems. And, as we continue to roll out these platforms during the balance of this year and throughout 2008, we are confident we will continue to take significant strides forward in our efforts to ensure we make it as easy as possible for our agents to do business with Harleysville. We're pleased that InformationWeek recently recognized us as one of the top 100 technology innovators among all U.S. companies. And, at #23, we were the highest-ranked property/casualty insurance company on their list. We are focused on being a leader in technology, which we believe will clearly differentiate us from many of our peers, as well as put us in a strong position to compete effectively in all types of market conditions."

    The company reported diluted net income of $0.83 per share in the third quarter of 2007, compared to $0.69 per share in the third quarter of 2006. There were no realized gains in the third quarter of either year. For the nine-month periods, diluted net income was $2.37 per share in 2007 and $2.81 per share in 2006. For the nine months, the company reported $0.03 per share of realized investment gains in 2007, compared to $0.84 per share in 2006. The first nine months of 2006 also included an after-tax benefit of $0.03 per share for the cumulative effect of a change in accounting principle resulting from the adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment." This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements.

    Third quarter net written premiums were $208.2 million in 2007, compared to $207.3 million in the same period in 2006. Net written premiums through nine months were $634.4 million in 2007 and $635.2 million in 2006.

    Harleysville Group's overall statutory combined ratio was 95.9 percent in the third quarter of 2007, compared to 98.5 percent in the third quarter of 2006. For the nine months, the statutory combined ratio was 96.7 percent in 2007, versus 98.8 percent in 2006.

    Third quarter pretax investment income increased 4 percent to $27.5 million, while after-tax investment income grew 2 percent in the third quarter to $19.6 million. For the nine months, pretax investment income was up 10 percent to $82.8 million, while after-tax investment income rose 6 percent to $59.2 million. Operating cash flow through nine months was $127.1 million, compared to $114.0 million in the first nine months of 2006.

    Commercial lines -- Net written premiums in commercial lines were $168.7 million in the third quarter of 2007, which is unchanged from the same period in 2006. For the nine months, net written premiums also were virtually unchanged at $524.5 million. The commercial lines statutory combined ratio was 97.2 percent in the third quarter of 2007, versus 99.5 percent in the third quarter of 2006. For the nine months, the statutory combined ratio was 97.5 percent in 2007, compared to 100.4 percent in 2006.

    Personal lines -- Net written premiums in personal lines increased by 2 percent to $39.5 million in the third quarter of 2007. For the nine months, net written premiums rose by 1 percent to $109.9 million. Harleysville Group's personal lines statutory combined ratio was 89.6 percent in the third quarter of 2007, versus 93.6 percent during the third quarter of 2006. For the nine months, the statutory combined ratio was 93.2 percent in 2007, compared to 91.2 percent in 2006.

    Outlook -- "Through the balance of 2007 and beyond, we will remain focused on the basics of our business as we seek to continue to consistently produce the quality results we are reporting today--strong earnings, profitable underwriting, operating return on equity over 12 percent and smart growth for the long term--while always maintaining a healthy balance sheet," Browne said. "At the same time, we will continue to fully leverage predictive modeling so that we can more profitably underwrite our agents' best business, we will continue to build upon our new technology because of the important ease of doing business it provides for our agents, and we will continue to strengthen the already strong partnerships with our agents by taking greater advantage of our regional field structure, which continues to push resources and decision-making closer to the point of sale. These are just a few of the important differentiators that set us apart from our competition and position us well for future earnings growth."

    Webcast -- The company will host a live Webcast tomorrow, Nov. 1, 2007, at 8 a.m. (ET) to discuss its third quarter results. The Webcast and a replay will be available from the Investors section of the company's Web site (www.harleysvillegroup.com).

    GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

    Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville was listed recently as #23 in the InformationWeek 500, the publication's annual listing of the most innovative information technology organizations in the U.S., and was the highest-ranked property and casualty insurer on the 2007 list. Harleysville Mutual Insurance Company owns 53 percent of Harleysville Group Inc. (NASDAQ:
HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is a member of the NASDAQ Global Select Market, which represents the top third of all NASDAQ-listed companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public, and was one of 3 percent of public companies recognized with a 2007 Mergent Dividend Achiever Award for its long-term history of dividend increases. Harleysville Insurance--which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice(R) company partner--currently operates in 32 eastern and midwestern states. Further information can be found on the company's Web site at www.harleysvillegroup.com.

    (1) "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

    (2) Excludes the effects of SFAS No. 115.

    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including operating return on equity, premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
                                  Quarter ended     Nine months ended
FINANCIAL HIGHLIGHTS                September 30          September 30
----------------------------------------------------------------------
(in thousands, except per
 share data)                     2007       2006       2007       2006
----------------------------------------------------------------------
OPERATING RESULTS
----------------------------------------------------------------------
Diluted earnings per
 common share:
   Operating income*            $0.83      $0.69      $2.34      $1.94
   Realized gains, net of
    income taxes                                       0.03       0.84
   Cumulative effect of
    accounting change, net
    of income taxes                                               0.03
----------------------------------------------------------------------
   Net income                   $0.83      $0.69      $2.37      $2.81
----------------------------------------------------------------------
Cash dividends per common
 share                          $0.25      $0.19      $0.63      $0.54
----------------------------------------------------------------------

FINANCIAL CONDITION                   September              December
                                        30, 2007              31, 2006
----------------------------------------------------------------------
Assets                                $3,030,855            $2,990,984
Shareholders' equity                    $721,513              $712,162
   Per common share                       $23.81                $22.49
----------------------------------------------------------------------

----------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF        Quarter ended     Nine months ended
 INCOME                             September 30          September 30
----------------------------------------------------------------------
(in thousands, except per
 share data)                     2007       2006       2007       2006
----------------------------------------------------------------------
REVENUES:
Premiums earned              $210,541   $210,409   $623,314   $628,074
Investment income, net of
 investment expense            27,470     26,388     82,814     75,330
Realized investment gains          35        138      1,337     40,420
Other income                    4,023      4,188     13,842     13,374
----------------------------------------------------------------------
   Total revenues             242,069    241,123    721,307    757,198
----------------------------------------------------------------------
LOSSES AND EXPENSES:
Losses and loss settlement
 expenses                     129,718    133,324    392,280    404,362
Amortization of deferred
 policy acquisition costs      52,229     53,735    156,078    159,806
Other underwriting
 expenses                      20,273     20,431     56,853     59,986
Interest expense                1,783      1,749      5,337      5,190
Other expenses                  1,026      1,407      3,639      3,762
----------------------------------------------------------------------
   Total expenses             205,029    210,646    614,187    633,106
----------------------------------------------------------------------
Income before income taxes
 and cumulative effect of
 accounting change             37,040     30,477    107,120    124,092
   Income taxes                11,458      8,685     32,201     36,862
----------------------------------------------------------------------
Income before cumulative
 effect of accounting
 change                        25,582     21,792     74,919     87,230
Cumulative effect of
 accounting change, net of
 income taxes                                                      942
----------------------------------------------------------------------
Net income                    $25,582    $21,792    $74,919    $88,172
----------------------------------------------------------------------
Weighted average number of
 shares outstanding:
   Basic                   30,257,515 31,116,039 31,177,064 30,864,293
   Diluted                 30,689,128 31,714,104 31,621,037 31,323,368
----------------------------------------------------------------------
Per common share:
   Basic earnings before
    cumulative effect of
    accounting change           $0.85      $0.70      $2.40      $2.83
   Basic cumulative effect
    of accounting change                                         $0.03
   Basic earnings               $0.85      $0.70      $2.40      $2.86

   Diluted earnings before
    cumulative effect of
    accounting change           $0.83      $0.69      $2.37      $2.78
   Diluted cumulative
    effect of accounting
    change                                                       $0.03
   Diluted earnings             $0.83      $0.69      $2.37      $2.81
----------------------------------------------------------------------

RECONCILIATION TO
 OPERATING INCOME :
Net income                    $25,582    $21,792    $74,919    $88,172
Less cumulative effect of
 accounting change, net of
 income taxes                                                      942
Less realized investment
 gains, net of income
 taxes                             22         90        869     26,274
----------------------------------------------------------------------
Operating income              $25,560    $21,702    $74,050    $60,956
----------------------------------------------------------------------

These financial figures are unaudited.

*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments and the cumulative effect of accounting change, net of income taxes.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
(in thousands, except share data)         September 30,  December 31,
                                                  2007*           2006
----------------------------------------------------------------------
ASSETS
Investments:
   Fixed maturities:
      Held to maturity, at amortized cost
       (fair value $327,732 and $381,835)     $328,001       $382,457
      Available for sale, at fair value
       (amortized cost $1,775,652 and
       $1,717,651)                           1,778,573      1,722,874
   Equity securities, at fair value (cost
    $65,496 and $62,932)                        78,544         71,446
   Short-term investments, at cost, which
    approximates fair value                    116,034         72,237
----------------------------------------------------------------------
      Total investments                      2,301,152      2,249,014
----------------------------------------------------------------------
Cash                                               706            227
Premiums in course of collection               145,499        147,445
Reinsurance receivable                         168,372        167,199
Accrued investment income                       25,297         25,823
Deferred policy acquisition costs              103,529        102,317
Prepaid reinsurance premiums                    39,642         37,242
Property and equipment, net                     13,471         16,690
Deferred income taxes                           50,456         60,643
Securities lending collateral                  122,275        124,755
Due from affiliate                               9,612          5,716
Other assets                                    50,844         53,913
----------------------------------------------------------------------
   Total assets                             $3,030,855     $2,990,984
----------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
   Unpaid losses and loss settlement
    expenses                                $1,535,776     $1,493,645
   Unearned premiums                           457,225        443,738
   Accounts payable and accrued expenses        75,566         98,184
   Securities lending obligation               122,275        124,755
   Debt                                        118,500        118,500
----------------------------------------------------------------------
      Total liabilities                      2,309,342      2,278,822
----------------------------------------------------------------------
Shareholders' equity:
   Preferred stock, $1 par value;
    authorized 1,000,000 shares; none
    issued
   Common stock, $1 par value, authorized
    80,000,000 shares; issued 33,533,617
    and 33,060,600 shares; outstanding
    30,308,100 and 31,662,691 shares            33,534         33,061
Additional paid-in capital                     209,243        197,607
Accumulated other comprehensive income           2,001             14
Retained earnings                              561,164        505,967
Treasury stock, at cost, 3,225,517 and
 1,397,909 shares                              (84,429)       (24,487)
----------------------------------------------------------------------
   Total shareholders' equity                  721,513        712,162
----------------------------------------------------------------------
Total liabilities and shareholders'
 equity                                     $3,030,855     $2,990,984
----------------------------------------------------------------------

* These financial figures are unaudited.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
----------------------------------------------------------------------
                                    Quarter ended   Nine months ended
                                      September 30        September 30
----------------------------------------------------------------------
(dollars in thousands)              2007      2006      2007      2006
----------------------------------------------------------------------
Net premiums written*          $208,231  $207,324  $634,402  $635,150
----------------------------------------------------------------------
Statutory surplus*                                 $646,916  $631,541
----------------------------------------------------------------------

Pretax investment income        $27,470   $26,388   $82,814   $75,330
Related federal income taxes      7,827     7,219    23,640    19,681
----------------------------------------------------------------------
After-tax investment income     $19,643   $19,169   $59,174   $55,649
----------------------------------------------------------------------

----------------------------------------------------------------------
SEGMENT INFORMATION
----------------------------------------------------------------------
                                    Quarter ended   Nine months ended
                                      September 30        September 30
----------------------------------------------------------------------
(dollars in thousands)              2007      2006      2007      2006
----------------------------------------------------------------------
Revenues:
   Premiums earned:
      Commercial lines         $174,119  $173,941  $515,994  $518,753
      Personal lines             36,422    36,468   107,320   109,321
----------------------------------------------------------------------
      Total premiums earned     210,541   210,409   623,314   628,074
   Net investment income         27,470    26,388    82,814    75,330
   Realized investment gains         35       138     1,337    40,420
   Other                          4,023     4,188    13,842    13,374
----------------------------------------------------------------------
   Total revenues              $242,069  $241,123  $721,307  $757,198
----------------------------------------------------------------------

Income before income taxes and
 cumulative effect of
 accounting change:
   Underwriting gain (loss):
      Commercial lines           $6,733    $2,793   $10,070   ($4,743)
      Personal lines              2,792     1,540     6,475     9,799
----------------------------------------------------------------------
      SAP underwriting gain       9,525     4,333    16,545     5,056
----------------------------------------------------------------------
   GAAP adjustments              (1,204)   (1,414)    1,558    (1,136)
----------------------------------------------------------------------
      GAAP underwriting gain      8,321     2,919    18,103     3,920
----------------------------------------------------------------------
   Net investment income         27,470    26,388    82,814    75,330
   Realized investment gains         35       138     1,337    40,420
   Other                          1,214     1,032     4,866     4,422
----------------------------------------------------------------------
   Income before income taxes
    and cumulative effect of
    accounting change           $37,040   $30,477  $107,120  $124,092
----------------------------------------------------------------------

Income taxes on net investment
 income                          $7,827    $7,219   $23,640   $19,681
Income taxes on remaining gain
 before cumulative effect of
 accounting change                3,631     1,466     8,561    17,181
   Total income taxes on
    income before cumulative
    effect of accounting
    change                      $11,458    $8,685   $32,201   $36,862
----------------------------------------------------------------------

Effective tax rate on:
   Net investment income           28.5%     27.4%     28.5%     26.1%
   Income before cumulative
    effect of accounting
    change                         30.9%     28.5%     30.1%     29.7%
----------------------------------------------------------------------

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and
 Procedures Manual, a reconciliation to GAAP is not required.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
STATUTORY DATA BY LINE OF
 BUSINESS*
----------------------------------------------------------------------
                                     Quarter ended  Nine months ended
                                       September 30       September 30
----------------------------------------------------------------------
(dollars in thousands)                2007     2006      2007     2006
----------------------------------------------------------------------

Net premiums written:

Commercial:
      Automobile                  $46,690  $48,736  $148,280 $157,828
      Workers' compensation        24,656   24,910    74,940   74,020
      Commercial multi-peril       77,641   77,357   243,628  240,574
      Other commercial             19,700   17,480    57,685   53,994

----------------------------------------------------------------------
     Total commercial            $168,687 $168,483  $524,533 $526,416
----------------------------------------------------------------------

Personal:
      Automobile                  $18,310  $18,698   $52,618  $54,853
      Homeowners                   18,868   17,941    50,417   47,370
      Other personal                2,366    2,202     6,834    6,511

----------------------------------------------------------------------
     Total personal               $39,544  $38,841  $109,869 $108,734
----------------------------------------------------------------------

Total personal and commercial    $208,231 $207,324  $634,402 $635,150
----------------------------------------------------------------------

Statutory combined ratios:

Commercial:
      Automobile                     95.8%   100.2%     93.8%    99.5%
      Workers' compensation         112.8%   116.1%    112.3%   117.3%
      Commercial multi-peril         96.2%    98.3%     98.5%    99.8%
      Other commercial               85.4%    80.8%     83.6%    83.3%

     Total commercial                97.2%    99.5%     97.5%   100.4%
----------------------------------------------------------------------

Personal:
      Automobile                     90.7%    99.5%     97.4%    99.9%
      Homeowners                     89.6%    90.3%     90.5%    83.5%
      Other personal                 80.7%    65.4%     79.0%    68.0%

     Total personal                  89.6%    93.6%     93.2%    91.2%
----------------------------------------------------------------------

Total personal and commercial
 statutory combined ratio            95.9%    98.5%     96.7%    98.8%
----------------------------------------------------------------------

GAAP combined ratio                  96.0%    98.6%     97.1%    99.4%
----------------------------------------------------------------------

Losses paid                      $114,397 $113,732  $350,418 $331,880
----------------------------------------------------------------------

Net catastrophe losses incurred    $1,250   $4,019    $7,825  $11,074
----------------------------------------------------------------------

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and
 Procedures Manual, a reconciliation to GAAP is not required.

    CONTACT: Harleysville Group Inc.
             Mark Cummins (Investors)
             215.256.5025
             mcummins@harleysvillegroup.com
             or
             Randy Buckwalter (Media)
             215.256.5288
             rbuckwalter@harleysvillegroup.com